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[LOGO] OCCIDENTAL PETROLEUM CORPORATION            10889 WILSHIRE BOULEVARD
                                                   LOS ANGELES, CALIFORNIA 90024
         RICHARD W. HALLOCK                        TELEPHONE (310) 208-8800
      EXECUTIVE VICE PRESIDENT                     FACSIMILE (310) 443-6690
          HUMAN RESOURCES


July 22, 1999

[Optionee]
[Address]

RE: PERFORMANCE STOCK OPTION AGREEMENT, DATED JULY 2, 1997

Dear [Optionee]

On July 14, 1999, the Compensation Committee of the Board of Occidental Petroleum Corporation, as the administrator of the 1995 Incentive Stock Option Plan, as amended, approved the amendment of the subject award to improve the vesting schedule and to conform the provisions with respect to termination of the Agreement and the Option to the provisions in more recent awards. As a result, paragraphs 3 and 6 of your Performance Stock Option Agreement are deleted in their entirety and the paragraphs on Exhibit A to this letter are substituted in their place.

Please acknowledge your receipt of this amendment by signing the duplicate copy of this letter in the space provided and returning it in the enclosed envelope to Elizabeth Bellamy.

Sincerely,

/s/ R. W. Hallock

R. W. Hallock

RWH:hpa
Attachment

RECEIPT ACKNOWLEDGED:


-------------------------
Date:
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                                                                       EXHIBIT A

                 AMENDED PARAGRAPHS TO PERFORMANCE STOCK OPTION
                          AGREEMENT, DATED JULY 2, 1997


AMENDED PARAGRAPH 3:

          "3. RIGHT TO EXERCISE. Subject to the expiration or earlier termination of the Option, the Optionee shall become fully vested in and entitled to exercise the entire Option on the earlier of (i) the fifth anniversary Date of the Grant or (ii) the date the Common Stock attains the performance target described hereafter: If, (i) at any time prior to the fifth anniversary of the Date of Grant, the Fair Market Value per Share for twenty consecutive trading days is twenty-five dollars ($25.00) or more, then, on the first trading day following such twenty day period, the Optionee's rights in and to the Option shall become fully vested and the Option shall become fully exercisable. For the purposes of this paragraph 3, "trading day" means any day on which securities trading is conducted on the New York Stock Exchange. To the extent the Option is exercisable, it may be exercised in whole or in part."

AMENDED PARAGRAPH 6:

          "6. TERMINATION OF AGREEMENT. The Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

                (a) The remaining term of the Option after the date the Optionee ceases to be an employee of the Company by reason of the Optionee's (i) death, (ii) permanent disability or (iii) retirement under a retirement plan of the Company at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board;

                (b) Immediately upon the voluntary or involuntary resignation of the Optionee other than in connection with retirement as provided in 6(a)(iii) above; or

                (c) Ten years from the Date of Grant.

     In the event that the Optionee commits an act that the Committee determines to have been intentionally committed and materially inimical to the interests of the Company, the Agreement shall terminate at the time of that determination notwithstanding any other provision of this Agreement. This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or an approved leave of absence."